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                                                                  Exhibit 10.42



                             REPURCHASE AGREEMENT


     This Repurchase Agreement, dated as of January 14, 1997, is made by and between CMG @ Ventures L.P. ("CMG"), a Delaware limited partnership, CMG Information Services, Inc., a Delaware corporation ("CMGI"), and Long Lane Master Trust, a Delaware business trust (the "Trust").

     WHEREAS, CMGI has entered into an ISDA Swap Agreement, and schedule and confirmation thereto, each dated as of January 14, 1997, (collectively, the "Swap Agreement") with The First National Bank of Boston (the "Bank") whereby the Bank has agreed to provide financing to CMG Information in accordance with the terms of the Swap Agreement;

     WHEREAS, in connection with such financing, the Bank will cause the Trust to issue securities (the "Securities"), the proceeds of which will be utilized to provide such financing to CMG Information;

     WHEREAS, in conjunction with the issuance of such securities by the Trust, CMG will pledge and transfer to the Trust its right, title and interest to shares of common stock of Lycos, Inc. with an aggregate market value of at least $10,000,000 (the "Shares") to secure the obligations of CMGI to the Bank;

     NOW THEREFORE, BE IT RESOLVED, the parties hereto agree as follows:

     1.  Holding of Shares.  The Trust hereby accepts delivery of the Shares and
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shall pledge such Shares to First Trust of New York, N.A., as indenture trustee for the Securities in accordance with the terms of the Trust Agreement and supplement thereto, each dated as of January 14, 1997, between the Bank, as grantor and the Trust. The Trust further agrees that it will not sell, pledge or hypothecate and/or otherwise transfer of the Shares except in accordance with this Agreement; provided, however, that the parties hereto acknowledge that the Trust will pledge the Shares to First Trust of New York, N.A., as indenture trustee for the Securities.

     2.  Repurchase of Shares.  The parties hereto agree that upon the earlier
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to occur of (i) the termination of the Swap Agreement in accordance with its terms; (ii) the liquidation of the Shares in accordance with the terms of the Trust Indenture, dated as of January 14, 1997, between the Trust and First Trust of New York, as indenture trustee due to the occurrence of an event of default thereunder or (iii) January 17, 1998, CMGI shall repurchase the Shares on behalf of CMG from the Trust in the manner set forth herein. The Trust shall send immediate written notification to CMG upon the occurrence of an event described in clauses (i) or (ii) above. No notification shall be required
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with respect to the repurchase of Shares on January 17, 1998.  Within one business day of receipt of such notification, CMG shall send written notification to the Trust of its intent to repurchase the Shares on behalf of CMG, together with a request for wiring instructions for the purchase price of the Shares.

     3.  Purchase Price.  The purchase price for the Shares shall be the fair
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market value of the Shares, as determined by the Bank, three business days prior to the date of delivery of such Shares to CMG. CMGI shall deposit the purchase price, in immediately available funds, at the account designated by the Trust on or prior to the date of delivery of such Shares to CMG.

     4.  Release of Lien.  Upon receipt of notification that the purchase price
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has been received from CMGI, the Trust will cause the lien created on the Shares pursuant to the Trust Indenture to be released and shall cause the Shares to be delivered to CMG or its designee.

     5.  Obligation Unconditional.  The obligation of CMGI to repurchase the
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Shares on behalf of CMG hereunder is absolute and unconditional without any right of offset or counterclaim.

     6.  Default by CMG.  CMG and CMGI hereby agree that if CMGI fails to
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repurchase the Shares at the times and manner set forth herein, the Trust shall be free to sell the Shares without restriction to any other party without further notice to CMG or CMGI.

     7.  Voting of Shares.  The parties hereto agree that the Shares shall be
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voted in accordance with the Assignment of Voting Rights Agreement, dated as of
January 14, 1997, between the Trust and CMG.

     8.  Governing Law.  The Agreement shall be governed by and construed in
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accordance with the laws of the State of New York without regard to the conflict of law provisions thereof.

     9.  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall constitute an original, but all of which shall together constitute one Agreement.

     10.  Owner Trustee.  The Owner Trustee is executing this document solely in
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its capacity as trustee under the Trust Agreement and, as such, the Owner
Trustee shall incur no personal liability in connection therewith.


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     IN WITNESS WHEREOF, the parties hereto have caused to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                             LONG LANE MASTER TRUST

                                             By:  DELAWARE TRUST CAPITAL
                                                  MANAGEMENT, INC.
                                                  not in its individual
                                                  capacity but solely as
                                                  Owner Trustee



                                             By:  /s/  Richard N. Smith
                                                 -----------------------
                                                  Name:  Richard N. Smith
                                                  Title: Vice President


                                                  CMG @ VENTURES L.P.


                                                  By:  /s/ Andrew J. Hajducky
                                                      ------------------------
                                                       Name: Andrew J. Hajducky
                                                       Title:

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